Exhibit 10.18

Shareholders Agreement

Moelis Australia

Moelis & Company International Holdings LLC

Magic TT Pty Ltd

Moelis Australia Holdings Pty Ltd

Greenwich Legal Services Pty Ltd

Level 11, 50 Margaret Street, Sydney NSW 2000	Tel: + 61 2 8197 2222 Fax: + 61 2 9290 2707
GPO Box 4474, Sydney NSW 2001	www.greenwichlegal.com.au

GREENWICH LEGAL	Shareholders Agreement

Table of Contents

1.	DEFINITIONS AND INTERPRETATION	1
2.	ESTABLISHMENT	1
2.1.	Initial actions	1
2.2.	Effective date	2
3.	STRUCTURE OF THE COMPANY	3
3.1.	Appointment of Directors	3
3.2.	Initial Subscription for Shares	3
3.3.	Initial Board Meeting	3
3.4.	Company Key Documents	4
3.5.	Additional Subscription for Shares	4
4.	CONTROL OF THE COMPANY	5
4.1.	Overview	5
4.2.	Australian Executive Committee	5
4.3.	The Board	6
4.4.	Board Sub-Committee	10
4.5.	Australian Remuneration Committee	10
4.6.	Shareholders	12
4.7.	Subsidiaries	13
5.	AUSTRALIAN EXECUTIVE COMMITTEE	13
5.1.	Composition	13
5.2.	Meetings and decisions	13
5.3.	Membership of Australian Executive Committee	13
6.	THE BOARD	13
6.1.	Maximum number of Directors	13
6.2.	Directors to be appointed by Shareholders	13
6.3.	Nominee Directors	14
6.4.	Timing and notice of Board meetings	14
6.5.	Method of Meeting	14
6.6.	Passing of Resolutions and voting	15
6.7.	Circular Resolutions	15
6.8.	Quorum for Board meetings	15
6.9.	Alternate Directors	15
6.10.	All appointments by notice in writing	15
6.11.	Interested Directors	16
6.12.	Remuneration	16
7.	AUSTRALIAN REMUNERATION COMMITTEE	16
7.1.	Maximum number of Members	16
7.2.	Members to be appointed by Shareholders	16
7.3.	Committee Chairman	16
7.4.	Timing and notice of Australian Remuneration Committee meetings	17
7.5.	Method of Meeting	17
7.6.	Passing of Resolutions and voting	17
7.7.	Circular Resolutions	17
7.8.	Quorum for meetings	17
7.9.	Alternate Members	17

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7.10.	All appointments by notice in writing	18
7.11.	Remuneration	18
8.	BUSINESS OF COMPANY	18
8.1.	Conduct of Company’s business	18
8.2.	Scope of Company’s Business	18
8.3.	Company Dealings	18
8.4.	Exclusive	18
9.	UNDERTAKINGS	19
9.1.	Trustee Undertakings	19
9.2.	Moelis Undertakings	19
10.	BUDGETS AND FINANCIAL INFORMATION	20
10.1.	Annual budgets	20
10.2.	Financial and other information	21
10.3.	Accounting principles	21
10.4.	Internal Audit	21
11.	FINANCING OF COMPANY	22
11.1.	Use of capital	22
11.2.	No other obligation to provide capital	22
12.	DISTRIBUTION POLICY	22
13.	DISPOSALS OF SHARES	22
13.1.	Restrictions on Disposal of Shares	22
13.2.	Restrictions on issues of Shares	22
13.3.	Ineffective transfer or issue	22
13.4.	Moelis restructure	22
14.	ACQUISITION OF MOELIS BY COMPETITOR	23
15.	CONFIDENTIALITY	24
15.1.	Confidential Information not to be disclosed	24
15.2.	Permitted disclosure	24
15.3.	Conditions to disclosure	25
15.4.	Public statements concerning the Company	25
15.5.	Treatment of information and communications by former Shareholder	26
16.	REPRESENTATIONS AND WARRANTIES	26
17.	OPERATION OF AGREEMENT	27
17.1.	Shareholders Agreement to override Constitution	27
17.2.	Agreements provision may be included in Constitution	27
17.3.	Shareholders to observe and implement Agreement	27
17.4.	Company to observe and implement Agreement	27
18.	RELATIONSHIP OF THE SHAREHOLDERS	27
18.1.	No partnership	27
19.	DURATION AND TERMINATION	28
19.1.	Term	28
19.2.	Termination not to affect certain provisions	28
20.	ASSIGNMENT	28
21.	CAPACITY OF TRUSTEE	28

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22.	NOTICES	29
23.	FURTHER ASSURANCES	30
24.	ENTIRE AGREEMENT	30
25.	AMENDMENT	30
26.	NO WAIVER	30
27.	REMEDIES CUMULATIVE	30
28.	SEVERANCE	30
29.	COSTS AND STAMP DUTY	30
30.	GOVERNING LAW	30
31.	JURISDICTION	31
31.1.	Jurisdiction	31
32.	COUNTERPARTS	31
SCHEDULE 1		32
DEFINITIONS AND INTERPRETATIVE PROVISIONS		32

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GREENWICH LEGAL

Shareholders Agreement

Date:	June, 2010

Parties

Name	Address / Details

Moelis & Company International Holdings LLC	of 399 Park Avenue, 5th Floor New York, NY 10022	Moelis
(A Delaware Limited Liability Company)	USA

Magic TT Pty Ltd	of c/o Greenwich Legal	Trustee
(ACN 143 275 138), in its capacity as Trustee of the Magic Trust	Level 11, 50 Margaret Street Sydney NSW 2000
Australia

Moelis Australia Holdings Pty Ltd	of Level 23, Governor Phillip Tower	Company
(ACN 142 008 428)	One Farrer Place
Sydney NSW 2000
Australia

Recitals

I.                                        The Company was formed for the purpose of carrying on the Business through one or more subsidiaries.

II.                                   The Shareholders wish to enter into this Agreement in order to regulate their rights and obligations as shareholders of the Company.

AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

The definitions and interpretive provisions in Schedule 1 apply to this Agreement.

2.                                      ESTABLISHMENT

2.1.                            Initial actions

Each of the parties must use their respective best endeavours to cause the following to occur on or as soon as practicable after the Commencement Date:

(a)                                 (Constitution) the Company must adopt the Constitution in substitution for its existing constitution;

(b)                                 (Subsidiary Constitutions) each Subsidiary of the Company must adopt the Subsidiary Constitution in substitution for its existing constitution;

(c)                                  (Trust Deed) the Trustee must adopt the Trust Deed in substitution for the existing trust deed for the Trust;

(d)                                 (Trustee Constitution) the Trustee must adopt the Trustee Constitution in substitution for its existing constitution;

(e)                                  (Trust Key Documents) any other Trust Key Documents (apart from the Trust Deed and Trustee Constitution) must be executed and delivered by the respective parties to those documents, in the forms agreed and initialled by the parties;

(f)                                   (Company Key Documents) any other Company Key Documents (apart from the Constitution and the Subsidiary Constitutions) must be executed and delivered by the respective parties to those documents, in the forms agreed and initialled by the parties;

(g)                                  (Transfer of existing shares — Administrative Company) Moelis must transfer to the Company all of the existing ordinary shares in the capital of Moelis & Company Australia Pty Ltd held by Moelis in consideration for the issuance to Moelis of a number of A Ordinary Shares equal to the dollar value of the net assets shown in a pro forma acquisition balance sheet of Moelis & Company Australia Pty Ltd as at 31 March 2010 agreed and initialled by the parties; and

(h)                                 (loan/shares) the Trustee must provide evidence satisfactory to Moelis (acting reasonably) that:

(i)                                     the loan of A$2,000,000 made by the Trustee to the Company is no longer on foot;

(ii)                                  the original ordinary share in the capital of the Company has been transferred from its previous owner to the Trustee for a consideration of A$1 and that share has been reclassified as a B Ordinary Share; and

(iii)                               the Trustee holds 2,600,001 B Ordinary Shares in the Company (including the share referred to in paragraph (ii) above).

2.2.                       Effective date

The parties shall treat this agreement as having been in effect from 1 April 2010 (the Effective Date) such that:

(a)                                 the acquisition pursuant to clause 2.1(g) (“Transfer of existing shares — Administrative Company”), being the entity which has incurred expenses, will be effected using a pro forma acquisition balance sheet as at 31 March 2010 agreed by the parties; and

(b)                                 revenues received after that date referable to the Business activities of the Moelis Group or the Australian Group in Australia (as determined by the Board Sub-Committee in accordance with clause 4.4(b)(ii)), will belong to the Company, and the parties will co-operate to make any adjustment payments that may be required between them to give effect to this clause as soon as practicable after the Commencement Date but in any event by 30 September 2010.

Moelis represents that Moelis & Company Australia Pty Ltd has no liabilities or contingent liabilities nor are there any facts or circumstances which may give rise to liabilities or claims in the future, other than

•                  liabilities to the extent provided for in the pro forma acquisition balance sheet as at 31 March 2010 agreed by the parties; and

•                  obligations to perform contracts in the ordinary course of business.

3.                                      STRUCTURE OF THE COMPANY

3.1.                            Appointment of Directors

On or as soon as practicable after the Commencement Date the Shareholders shall appoint the following Directors under clause 6, being:

(a)                                           Moelis: Mr Ken Moelis and Ms Michele Miyakawa;

(b)                                           the Trustee: Mr Andrew Pridham and Mr John Steinthal.

The initial Chairman shall be Mr Ken Moelis.

3.2.                            Initial Subscription for Shares

(a)                                 On or as soon as practicable after the Commencement Date:

(i)                                     Moelis shall apply to subscribe for a total of 5,000,000 A Ordinary Shares less the number of A Ordinary Shares to be issued in accordance with clause 2.1(g) at a subscription price of A$1.00 per A Ordinary Share, such that its total holding will be 5,000,000 A Ordinary Shares;

(ii)                                  the Trustee (in its capacity as trustee of the Trust) shall subscribe for a total of 2,399,999 B Ordinary Shares at a subscription price of A$1.00 per B Ordinary Share, such that its total holding will be 5,000,000 B Ordinary Shares;

(iii)                               Moelis and the Trustee must pay to the Company the subscription price (by wire transfer of immediately available funds) to fund their respective subscriptions of Shares;

(b)                                 The A Ordinary Shares and B Ordinary Shares shall rank equally in all respects, and, save as set out in this Agreement or in any other written agreement between the Shareholders, shall have the same rights and obligations as set out in the Constitution.

3.3.                            Initial Board Meeting

On or as soon as practicable after the Commencement Date, the Shareholders shall take all actions necessary to convene a meeting of the Board at which the following resolutions shall be passed in the following order:

(a)                                 (Shares) approving the Shareholders’ applications for the Shares and allotting those Shares in accordance with the respective Shareholders’ applications referred to in clause 3.2(a), approving the issuance of Shares in accordance with clauses 2.1(g) and allotting those Shares to the relevant Shareholders, authorising the Shareholders’ names to be entered in the register of members of the Company as holders of the Shares allotted and directing the sealing and issuance of certificates for those Shares;

(b)                                 (Key Documents) approving the execution, delivery and performance by the Company (or its subsidiaries) of each of the Company Key Documents in the forms agreed and initialled by the parties;

(c)                                  (budget) approving and adopting the initial budget for the Australian Group;

(d)                                 (Chairman) appointing the Chairman;

(e)                                  (bank accounts) approving the opening of, and signatories to, bank accounts;

(f)                                   (auditors) appointing the Auditors, who shall initially be Deloitte Australia;

(g)                                  (secretary and public officer) appointing the secretary and public officer of the Company;

(h)                                 (registered office) changing the registered office of the Company to Level 23, Governor Phillip Tower, One Farrer Place, Sydney NSW 2000;

(i)                                     (financial year) adopting 31 December as the Company’s balance date for taxation and accounting purposes with its first financial year commencing on the date of its incorporation and terminating on 31 December 2010; and

(j)                                    (purchase of Administrative Company) approving the purchase and transfer of shares under clause 2.1(g).

3.4.                            Company Key Documents

As soon as practicable after the resolution referred to in clause 3.3(b) is passed, the Company shall execute each Company Key Document to which it is a party and deliver it to the other parties to that agreement (with copies to the Trustee and Moelis if they are not parties to the agreement).

3.5.                            Additional Subscription for Shares

(a)                                 Pursuant to clause 4.4(b)(i), the Board Sub-Committee may invite the Shareholders to contribute additional share capital from time to time (each contribution a Capital Contribution).

(b)                                 If the Shareholders agree to a Capital Contribution:

(i)                                     one half of the Capital Contribution shall be subscribed for by Moelis in the form of A Ordinary Shares of such number and at such subscription price per share as may be determined by the Board Sub-Committee pursuant to clause 4.4(b)(i); and

(ii)                                  one half of the Capital Contribution shall be subscribed for by the Trustee in the form of B Ordinary Shares in the same number and at the same subscription price per share as apply to the A Ordinary Shares to be subscribed for by Moelis under clause 3.5(b)(i) in respect of that Capital Contribution.

(c)                                  The Board Sub-Committee shall determine whether a loan shall be made available by Moelis:

(i)                                     to the Trustee to enable it to take up all or any part of a Capital Contribution; and/or

(ii)                                  to unitholders in the Trust to enable them to subscribe capital to the Trust so that it in turn can subscribe for its share of the Capital Contribution,

and may determine the terms on which that loan shall be made (including, without limitation, the term, interest rate, security and whether it is recourse or non-recourse).

(d)                                 Where the Board Sub-Committee determines that a loan should be made available in accordance with clause 3.5(c), Moelis shall make that loan available on the terms and subject to the conditions so determined by the Board Sub-Committee.

4.                                      CONTROL OF THE COMPANY

4.1.                            Overview

(a)                                 Control of the Company shall be vested as follows:

(i)                                     (actions in the ordinary course of Business) Subject to clause 4.2(c), the Australian Executive Committee shall be responsible for any action to be taken by the Company and its Subsidiaries in the ordinary course of their Business including, but not limited to, those actions set out in clause 4.2 but excluding those actions that fall within the authority of the Board under clause 4.3, the Board Sub-Committee under clause 4.4(b), the Australian Remuneration Committee under clause 4.5 and the Shareholders under clause 4.6.

(ii)                                  (Board actions) The Board shall be responsible for those actions set out in clause 4.3.

(iii)                               (Board Sub-committee) The Board Sub-Committee shall be responsible for those actions set out in clause 4.4(b).

(iv)                              (remuneration) The Australian Remuneration Committee shall be responsible for those actions set out in clause 4.5, being certain actions with respect to Australian Group employee remuneration and employment.

(v)                                 (limited Shareholder actions) The Shareholders shall be responsible for actions with respect to the amendment of the Constitution, and any other decisions required by law or by this agreement to be made by the Shareholders, including, but not limited to, those actions set out in clause 4.6.

(vi)                              (residual responsibility) The Board shall be responsible for any other matters that fall outside the authority of the Australian Executive Committee under clauses 4.1(a)(i) and 4.2, the Board Sub-Committee under clause 4.4(b), the Australian Remuneration Committee under clause 4.5 or the Shareholders under clause 4.6.

(b)                                 General provisions with respect to, among other things, the composition, meeting and voting arrangements of the Australian Executive Committee, the Board and the Australian Remuneration Committee are set out in clauses 5, 6 and 7, respectively.

4.2.                            Australian Executive Committee

(a)                                 Without limiting the role of the Australian Executive Committee as the decision making body responsible for any action of the Company and its subsidiaries in the ordinary course of their Business but subject to clause 4.2(c), the Australian Executive Committee’s responsibilities shall include decisions with respect to:

(i)                                     (client engagements) the clients to be pursued, and the client engagements to be accepted by, the Australian Group as part of the Business, subject to the conflicts clearance and client engagement processes then employed by the Moelis Group, with the final decision with respect to any conflict resting with the Moelis Group;

(ii)                                  (fees) fee negotiations (and actions to recover fees) with current and prospective clients;

(iii)                               (transaction strategy) the strategy to adopt with respect to a particular client engagement; and

(iv)                              (operations and expenses) operations and expenses, to the extent consistent with the annual budget approved by the Board in accordance with clause 10.1.

(b)                                 For the avoidance of doubt, the Australian Executive Committee is not a committee of the Board.

(c)                                  Notwithstanding anything to the contrary in this clause 4.2, unless otherwise agreed in writing by Moelis or contrary to any applicable law or regulation or legally binding order of any Governmental Agency, the Australian Executive Committee must:

(i)                                     comply in all material respects with all Moelis Group policies and procedures in force from time to time as if it were a member of the Moelis Group (including, but not limited to, its policies and procedures on employment, expense reimbursement, accounting, finance, legal, compliance, risk management, media and communications, information technology and privacy matters);

(ii)                                  only enter into contracts of employment that comply in all material respects with the applicable standard terms and conditions of employment agreed with Moelis from time to time or on such other terms and conditions as may be approved by the Moelis Group Human Resources and Legal/Compliance Departments;

(iii)                               only enter into engagement letters with clients that comply in all material respects with the applicable standard engagement letter agreed with Moelis from time to time or on such other terms and conditions as may be approved by the Moelis Group Legal/Compliance Departments; and

(iv)                              comply with the terms of the Services Agreement and the Trademark License Agreement.

4.3.                            The Board

The Company shall not, and shall ensure that each Australian Group Member does not, and shall instruct management not to, directly or indirectly take any action or pass any resolution in respect of any of the following matters, except with the unanimous written consent of the Directors or the prior affirmative vote of a majority of the Directors (see clause 6.6).

(a)                                 (transactions with related parties) the making, variation, supplementation, termination or renewal of, or granting of any material waiver under, or not enforcing any provision of, a contract or arrangement (whether legally binding or not) by an Australian Group Member with:

(i)                                     a present, former or future director, officer or employee of an Australian Group Member;

(ii)                                  a Shareholder or an Affiliate of a Shareholder;

(iii)                               a present, former or future director, officer or employee of a Moelis Group Member;

(iv)                              a unitholder of the Trust;

(v)                                 a present, former or future director, officer or employee of the Trustee or an Affiliate of the Trustee; or

(vi)                              any person acting in concert with any of them,

other than, in the case of (i), compensation arrangements approved by the Australian Remuneration Committee under and in accordance with clause 4.5;

(b)                                 (material contracts) the making, variation, supplementation, termination or renewal of or granting of any material waiver under:

(i)                                     a Company Key Document;

(ii)                                  a contract or arrangement by an Australian Group Member where such making, variation, supplementation, termination or renewal is outside the ordinary course of its business;

(iii)                               a contract or arrangement by an Australian Group Member which calls for the payment by one or more Australian Group Members of more than A$250,000 per annum (in aggregate); or

(iv)                              a contract or arrangement by an Australian Group Member which has a term of 2 years or longer (unless the contract or arrangement may be terminated without cause or penalty to any Australian Group Member upon 30 days notice or less), other than, in the case of (iii) and (iv), as expressly contemplated by the annual budget approved by the Board in accordance with clause 10.1 or any compensation arrangements approved by the Australian Remuneration Committee under and in accordance with clause 4.5;

(c)                                  (disposals) the sale or other Disposal of all or any material part of the assets of the Australian Group, whether in one transaction or a series of related transactions, having a book value or sale price of more than A$250,000, other than disposals expressly contemplated in the annual budget approved by the Board in accordance with clause 10.1;

(d)                                 (acquisitions) the acquisition of any assets, shares, interest in a trust, partnership or any other entity or the incurring of a expenditure of a capital nature by an Australian Group Member (including, for this purpose, the acceptance of any asset under lease or hire purchase) whether in one transaction or a series of related transactions, for an aggregate cost of more than A$250,000, other than acquisitions expressly contemplated in the annual budget approved by the Board in accordance with clause 10.1;

(e)                                  (financial indebtedness) the incurring or assuming, directly or indirectly, of financial indebtedness by an Australian Group Member which, when aggregated with all other financial indebtedness of the Australian Group, would exceed A$500,000 (for this purpose, financial indebtedness means any indebtedness, present or future, actual or contingent in respect of money borrowed or raised or any financial accommodation), other than financial indebtedness expressly contemplated in the annual budget approved by the Board in accordance with clause 10.1;

(f)                                   (Security Interests) the creation of a Security Interest over all or a substantial part of the assets of an Australian Group Member;

(g)                                  (third party credit or guarantees) the lending of money or provision of financial accommodation to, or the assumption (whether directly, indirectly, contingently or otherwise) of any liability, obligation or performance of, any other person other than:

(i)                                     by way of deposit with a bank or other institution the normal business of which includes the acceptance of deposits; or

(ii)                                  to another Australian Group Member,

or the giving of any guarantee or indemnity or similar undertaking in respect of the obligations of any other person other than for the benefit of another Australian Group Member;

(h)                                 (share issues) the issue of shares or other securities in the capital of an Australian Group Member or the granting of an option, warrant or right to subscribe for, purchase or convert any instrument into, any shares or other securities in the capital of an Australian Group Member other than the issue of Shares in accordance with any express provision of this Agreement

(i)                                     (distributions) the payment or declaration by an Australian Group Member of a dividend or other distribution (whether in cash, securities or other property) or the return of capital or redemption or buy-back of any shares or other securities by an Australian Group Member;

(j)                                    (cessation or change in business) without prejudice to clause 8.2, the commencement or cessation of any material business operation of an Australian Group Member or a material change in the nature or geographical area of the business of an Australian Group Member;

(k)                                 (auditors) the appointment of and any change in the Auditors;

(1)                                 (Synthetic Management Units) if the Australian Remuneration Committee determines in any year that it wishes to offer Synthetic Management Units (other than Initial Synthetic Management Units) to new or existing Australian Group employees:

(i)                                     the terms and conditions of the Synthetic Management Units to be offered;

(ii)                                  the quantum (if any) of Synthetic Management Units (other than Initial Synthetic Management Units) which may be offered by the Australian Remuneration Committee in that year; and

(iii)                               whether any such offer will allow the relevant employee to elect to receive some other form of bonus payment in lieu of the Synthetic Management Units;

(m)                             (other equity incentives) if the Australian Remuneration Committee determines in any year that it wishes to offer any form of equity incentives to Australian Group employees other than Synthetic Management Units or units in the Trust;

(i)                                     the type and terms and conditions of equity incentive to be offered;

(ii)                                  the quantum (if any) of the equity incentive which may be offered by the Australian Remuneration Committee in that year; and

(iii)                               whether any such offer will allow the relevant employee to elect to receive some other form of bonus payment in lieu of the equity incentive;

(n)                                 (changes to incentives) the variation, supplementation, termination or renewal of the terms and conditions of:

(i)                                     Synthetic Management Units; or

(ii)                                  any other form of equity incentive or equity incentive plan approved by the Board pursuant to clause 4.3(m);

(o)                                 (listing) an application for the listing or quotation of securities in an Australian Group Member on any securities exchange;

(p)                                 (plan of merger or liquidation) the merger, consolidation, liquidation or dissolution of an Australian Group Member;

(q)                                 (annual budget) approval of the annual budget pursuant to clause 10.1 (and any amendment to it);

(r)                                    (unbudgeted expenditure) expenditure, or entering into contracts or commitments that require expenditure, above A$250,000 in aggregate by the Australian Group which is not provided for in the applicable annual budget approved by the Board;

(s)                                   (trading limits) the setting or changing of any trading limits and underwriting limits adopted by an Australian Group Member;

(t)                                    (regulatory licenses) the application for, or material amendment or extension to, or cancellation of, any regulatory license by an Australian Group Member;

(u)                                 (tax and accounting elections) the making, revoking or changing of any material tax elections or material financial accounting principles, methods or practices by the Australian Group;

(v)                                 (tax liabilities) the settlement or compromise any material tax liability or refund of an Australian Group Member;

(w)                               (material litigation) the commencement, compromise or settling of any material litigation, arbitration or regulatory investigation by an Australian Group Member;

(x)                                 (bankruptcy or reorganisation) the filing by an Australian Group Member of a petition for bankruptcy or reorganisation;

(y)                                 (non-competition) the entering into any contract or arrangement that subjects any Australian Group Member or any of the Shareholders or any of their respective affiliates to any limitation from engaging or competing in any line of business or service or product line or in any geographic area, other than as contemplated by the standard engagement letter agreed with Moelis from time to time;

(z)                                  (committees) the creation of any committees of the board of any Australian Group Member;

(aa)                          (subsidiaries) the formation, acquisition or dissolution of any subsidiary of any Australian Group Member; and

(bb)                          (other agreements) the authorization, commitment or agreement to take any of the foregoing actions.

4.4.                       Board Sub-Committee

(a)                                 There shall be a standing sub-committee of the Board (“Board Sub-Committee”) comprising:

(i)                                     the Key Executive (in his or her capacity as a director appointed by the Trustee); and

(ii)                                  the Moelis Shareholder Representative (in his or her capacity as a director appointed by Moelis).

(b)                                 The Board Sub-Committee shall have exclusive authority to determine:

(i)                                     the terms and conditions of any Capital Contributions under clause 3.5, including the amount and timing of each Capital Contribution, the number of Shares to be issued and the price at which they are to be issued;

(ii)                                  fees splits and resource allocation on a case by case basis with respect to all cross border mandates, mandates introduced by the Moelis Group to the Australian Group and mandates introduced by the Australian Group to the Moelis Group; and

(iii)                               the remuneration of the Key Executive in his capacity as an Australian Group employee; and

(iv)                              the total of all bonuses for Australian Group employees which may be allocated by the Remuneration Committee in respect of a financial year.

(c)                                  Decisions of the Board Sub-Committee must be made unanimously.

(d)                                 No other sub-committee of the Board shall be established unless otherwise agreed in writing by the Shareholders.

4.5.                       Australian Remuneration Committee

(a)                                 The Australian Remuneration Committee shall determine remuneration of Australian Group employees (other than remuneration of the Key Executive, which shall be determined by the Board Sub-Committee pursuant to clause 4.4(b)(iii)) and the Committee may allocate bonuses in cash, Synthetic Management Units or any other form of equity incentive approved by the Board pursuant to clause 4.3(m), subject to:

(i)                                     the matters reserved to the Board above and to the Board’s retained discretions in clauses 4.3(1), (m) and (n);

(ii)                                  any offer of Synthetic Management Units must be made:

(A)                               as regards the Initial Synthetic Management Units in accordance with clause 9.2; and

(B)                               as regards other Synthetic Management Units, in accordance with the governing terms and conditions approved by the Board under clauses 4.3(1) and (n) and (other than in relation to the Initial Synthetic Management Units) in a manner and on terms and conditions that are consistent with Moelis Group remuneration policies and procedures; and

(iii)                               the following paragraphs.

(b)                                 The Australian Remuneration Committee may decide on the allocation of the Initial Synthetic Management Units subject to clause 9.2.

(c)                                  The total of all bonuses for Australian Group employees allocated by the Remuneration Committee in respect of a financial year shall not exceed an amount determined by the Board Sub-Committee pursuant to clause 4.4(b)(iv),plus any Retained Annual Bonus from prior years not yet used for bonuses (called the Annual Bonus Pool Limit). The Company shall carry a provision in its accounts for such Annual Bonus Pool Limit such that it is not available for the payment of dividends (and remains available for the payment of bonuses).

(d)                                 Where a bonus is taken by an employee of the Australian Group in the form of Synthetic Management Units (other than Initial Synthetic Management Units) or any other form of equity incentive approved by the Board pursuant to clause 4.3(m), the amount of bonus in question will be paid by the employer Australian Group Member to the relevant issuing entity for and on account of the employee. The parties agree to take such steps as may be necessary to give effect to the previous sentence.

(e)                                  The Australian Remuneration Committee shall be responsible for decisions with respect to the following additional matters:

(i)                                     (Retained Annual Bonus) any decision to award as bonuses less than the Annual Bonus Pool Limit and therefore to carry forward that amount to the next year (the Retained Annual Bonus), such that the Annual Bonus Pool Limit for the next year will be increased by an amount equal to such Retained Annual Bonus; and

(ii)                                  (performance reviews) the annual performance management review process for Australian Group employees, which will be separate from the process for Moelis Group employees. The results of the process for Australian Group employees will be made available to Moelis once completed.

(f)                                   Decisions required to be made by the Australian Remuneration Committee shall be made:

(i)                                     with the written consent of, or in accordance with a resolution passed by, a majority of the Australian Remuneration Committee members; unless

(ii)                                  the decision is in respect of:

(A)            the terms and conditions of employment for, and remuneration of, a Managing Director of the Australian Group (other than where such Managing Director is also the Key Executive, whose remuneration shall be determined by the Board Sub-Committee pursuant to clause 4.4(b)(iii)); or

(B)            a grant of Synthetic Management Units (other than the Initial Synthetic Management Units) as a component of remuneration,

in which case such decision shall be made with the consent of, or in accordance with a resolution passed by, all of the Australian Remuneration Committee members.

(g)                                  For the avoidance of doubt, the Australian Remuneration Committee is not a committee of the Board.

4.6.                       Shareholders

(a)                                 The Shareholders shall procure that no action is taken or resolution passed by the Company in respect of the making of any amendment to the Constitution or the modification or abrogation of any rights attached to any Shares or any rights or obligations set out in this Agreement, except with the consent of both the Shareholders.

(b)                                 Subject to any statutory requirement or fiduciary constraint imposed on the directors appointed to the Board, no other matters are required to be referred to the Shareholders for consideration or a formal shareholder resolution or meeting.

(c)                                  If any matter is required to be referred to the Company’s Shareholders for a formal resolution or meeting due to a statutory requirement:

(i)                                     the Shareholders shall vote as required by this Agreement (or to give effect to what is agreed in this Agreement);

(ii)                                  but if this Agreement is silent on the matter, no vote shall be cast on such matter until the Shareholders have reached an agreement on such matter; and the Shareholders shall then vote in accordance with such agreement.

(d)                                 If all of the directors appointed by a particular Shareholder are precluded by law from voting on a matter that otherwise requires the approval of the Directors under this agreement (for example, due to a fiduciary constraint or conflict), then:

(i)                                     the directors may nonetheless pass a resolution with respect to the matter, subject to confirmation by the Shareholders; and

(ii)                                  the Shareholders must then confirm the resolution passed by the Board prior to any action being taken with respect to such matter.

(e)                                  The Shareholder Representatives shall be regarded as having full authority to represent their respective Shareholders for the purposes of this Agreement.

(f)                                   Any agreement reached, or consent given by, the Shareholder Representatives under or for the purposes of this Agreement shall be binding on their respective Shareholders, without any further need for it to be adopted, ratified or otherwise approved by the Shareholders.

4.7.                       Subsidiaries

Each Subsidiary of the Company shall be managed and directed in accordance with the same principles as outlined above in clauses 4.1 to 4.6 in respect of the Company and shall have the same persons on its board of directors as are on the Board of the Company.

5.                                 AUSTRALIAN EXECUTIVE COMMITTEE

5.1.                     Composition

The Australian Executive Committee shall comprise the Key Executive and one of more other senior executives of the Australian Group, as nominated (or replaced) in writing by the Key Executive and notified by the Key Executive to the Shareholders and the Company from time to time.

5.2.                       Meetings and decisions

(a)                                 The Australian Executive Committee shall meet as frequently as the Key Executive shall determine, and may meet together for the despatch of business and adjourn and otherwise regulate their meetings, including the method of meeting and quorum as the Key Executive thinks fit.

(b)                                 All decisions required to be made by the members of the Australian Executive Committee shall be made as determined by the Key Executive.

5.3.                       Membership of Australian Executive Committee

(a)                                 A person who is a member of the Australian Executive Committee must be an employee of the Australian Group.

(b)                                 If such a member ceases for any reason to be such an employee, then:

(i)                                     such member’s appointment to the committee described in paragraph (a) shall immediately terminate; and

(ii)                                  the Key Executive, if he considers it appropriate, may appoint a replacement member.

6.                                 THE BOARD

6.1.                       Maximum number of Directors

(a)                                 The maximum number of Directors shall be as agreed in writing by the Shareholders from time to time.

(b)                                 Initially, the maximum number of Directors shall be 4.

6.2.                       Directors to be appointed by Shareholders

Unless the Shareholders otherwise agree in writing:

(a)                                 there must be an even number of Directors on the Board;

(b)                                 subject to clauses 6.2(c) and (d), the A Shareholder(s) shall be entitled, as a class, to elect or appoint half of the Directors to the Board and the

B Shareholder(s) shall be entitled, as a class, to elect or appoint half of the Directors to the Board;

(c)                                  the Moelis Shareholder Representative must be one of the Directors appointed by the A Shareholder(s);

(d)                                 the Key Executive must be one of the Directors appointed by the B Shareholder(s); and

(e)                                  any Director appointed by the B Shareholder(s) must be either:

(i)                                     an employee of an Australian Group Member and will only hold office for so long as they remain such an employee; or

(ii)                                  a former employee of an Australian Group Member and will only hold office for so long as both Shareholders agree that they should remain in office.

6.3.                       Nominee Directors

(a)                                 A Director appointed by, or at the direction of, a Shareholder may:

(i)                                     have regard to and represent the interests of his or her appointing Shareholder and its Affiliates in priority to the interests of the other Shareholders and may act on the directions and in the interests of his or her appointing Shareholder and its Affiliates in performing any of his or her duties or exercising any power, right or discretion as a director in relation to the Company; and

(ii)                                  may disclose information obtained in his or her capacity as a director to his or her appointing Shareholder and its Affiliates,

and in so doing the Director will not be considered to have committed a breach of any duty owed to the Shareholders or the Company.

(b)                                 Where a Shareholder gives directions to a Director appointed by it and as a result that Shareholder is considered to be involved in the management of the Company or to be a de facto director, the Shareholders agree that that Shareholder will not, in giving such directions, have any obligation to represent or take into consideration the interests of the other Shareholders or the Company but may act solely in its own interests.

6.4.                       Timing and notice of Board meetings

The Directors shall meet at least quarterly or more frequently as requested by any Director. Unless otherwise agreed by a majority of all Directors, at least 72 hours notice must be given to each Director of all meetings of the Board, except if the Director receiving less notice waives such requirement or if resolutions are signed by all of the Directors pursuant to clause 6.7.

6.5.                       Method of Meeting

(a)                                 The Directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit. The Directors may meet in person or by any means which allows the participating Directors to hear and be heard by other participating Directors.

(b)                                 Where the Directors are not all in attendance at one place and are holding a meeting through a system of communication and each of the Directors can hear and be heard by one another:

(i)                                     the participating Directors shall be taken to be assembled together at a meeting and to be present at that meeting;

(ii)                                  the meeting shall be taken to be held at the place agreed to by the participating Directors so long as at least one participating Director is physically present at that place; and

(iii)                               all proceedings of those Directors conducted in that manner shall be as valid and effective as if conducted at a meeting at which all of them were present.

6.6.                       Passing of Resolutions and voting

(a)                                 Subject to clause 6.6(b), decisions are taken by simple majority vote of the Directors, unless a unanimous vote is required by this Agreement.

(b)                                 Unless the Shareholders otherwise agree in writing, if not all of the Directors appointed (or able to be appointed) by a particular Shareholder are participating in a meeting, the Director (or Directors) appointed by the Shareholder who is (or are) participating in the meeting has (or have collectively) one vote for each present director and one vote for each absent Director appointed (or able to be appointed) by the same Shareholder (the intention being that the Director(s) representing each Shareholder at a meeting can collectively exercise the same number of votes as the Director(s) representing the other Shareholder at the meeting).

(c)                                  The Chairman has no casting vote.

6.7.                       Circular Resolutions

A vote required under clause 6.6 may be effected in writing, signed by all of the Directors and shall be deemed to be a decision of the Board without the need for a meeting.

6.8.                       Quorum for Board meetings

The quorum for Board meetings is at least one Director appointed by each Shareholder.

6.9.                       Alternate Directors

A Director shall be entitled, with the prior written approval of the other Directors, to appoint an alternate Director to act in his or her place at any Board meeting if the appointing Director is not present.

6.10.                All appointments by notice in writing

(a)                                 Any power to appoint under this clause includes a power to remove or replace; provided, that the Key Executive must always be one of the Directors appointed by the Trustee.

(b)                                 All appointments, removals and replacements under this clause shall be effected by notice in writing to the Company and to the Shareholders.

6.11.                Interested Directors

A Director is not disqualified by the director’s office from contracting with the Company in any capacity. A contract or arrangement made by the Company with a Director or in which a Director is in any way directly or indirectly interested shall not be avoided merely because the Director is a party to or interested in it. A Director is not liable to account to the Company for any profit derived in respect of a matter in which the Director has a material interest, merely because of the Director’s office or the fiduciary relationship it entails, if the Director has:

(a)                                 declared the Director’s interest (to the extent is it not obvious) in the matter as soon as practicable after the relevant facts have come to the Director’s knowledge; and

(b)                                 not contravened this Agreement or the law in relation to the matter.

A Director may vote in respect of any matter where he has an interest if he has complied with paragraphs (a) and (b) above except as specified in this Agreement. This clause also applies to Members of the Remuneration Committee.

6.12.                Remuneration

The Directors shall not be remunerated for their services as directors (other than by way of reimbursement of reasonable out of pocket expenses for attending board meetings).

7.                                 AUSTRALIAN REMUNERATION COMMITTEE

7.1.                     Maximum number of Members

The Australian Remuneration Committee shall comprise 3 members (referred to as Members in this clause 7), unless the Shareholders agree in writing otherwise.

7.2.                       Members to be appointed by Shareholders

(a)                                 Moelis is entitled (as the A Shareholder) to appoint one Member to the Australian Remuneration Committee.

(b)                                 Subject to clause 7.2(c), the Trustee is entitled (as the B Shareholder) to appoint two Members to the Australian Remuneration Committee.

(c)                                  The Key Executive must be one of the Members appointed by the Trustee. Any other Member appointed by the Trustee must be either:

(i)                                     an employee of an Australian Group Member and will only hold office for so long as they remain such an employee; or

(ii)                                  a former employee of an Australian Group Member and will only hold office for so long as both Shareholders agree that they should remain in office.

7.3.                       Committee Chairman

(a)                                 The Key Executive shall be the Chairman of the Australian Remuneration Committee.

(b)                                 If the Chairman of the Australian Remuneration Committee is not present at any meeting of the committee, the other Member appointed by the Trustee shall act as Chairman of the Australian Remuneration Committee for the purpose of that meeting.

7.4.                       Timing and notice of Australian Remuneration Committee meetings

The Members shall meet at least quarterly or more frequently as requested by any Member. Unless otherwise agreed by a majority of all Members, at least 72 hours notice must be given to each Member of all meetings of the Australian Remuneration Committee, except if the Member receiving less notice waives such requirement or if resolutions are signed by the requisite number of Members.

7.5.                       Method of Meeting

The Members may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit. The Members may meet in person or by any means which allows the participating Members to hear and be heard by other participating Members.

Where the Members are not all in attendance at one place and are holding a meeting through a system of communication and each of the Members can hear and be heard by one another:

(a)                                 the participating Members shall be taken to be assembled together at a meeting and to be present at that meeting;

(b)                                 the meeting shall be taken to be held at the place agreed to by the participating Members so long as at least one participating Member is physically present at that place; and

(c)                                  all proceedings of those Members conducted in that manner shall be as valid and effective as if conducted at a meeting at which all of them were present.

7.6.                       Passing of Resolutions and voting

(a)                                 Decisions are taken by simple majority vote of the Members, unless a unanimous vote is required by this Agreement.

(b)                                 If not all of the Members appointed (or able to be appointed) by a particular Shareholder are participating in a meeting, the Member (or Members) appointed by a particular Shareholder who is (or are) participating in a meeting has (or have collectively) one vote for each present Member and one vote for each absent Member appointed (or able to be appointed) by the same Shareholder.

(c)                                  The Chairman has no casting vote.

7.7.                       Circular Resolutions

A vote required under clause 7.6 may be effective in writing, signed by all of the Members and shall be deemed to be a decision of the committee without the need for a meeting.

7.8.                       Quorum for meetings

The quorum for committee meetings is at least one Member appointed by each Shareholder.

7.9.                       Alternate Members

A Member shall be entitled, with the prior written approval of the other Members, to appoint an alternate Member to act in his or her place at any Australian Remuneration Committee meeting if the appointing Member is not present.

7.10.                All appointments by notice in writing

Any power to appoint under this clause includes a power to remove or replace. All appointments, removals and replacements under this clause shall be effected by notice in writing to the Company and to the Shareholders.

7.11.                Remuneration

The Members shall not be remunerated for their services as Members (other than by way of reimbursement of reasonable out of pocket expenses for attending Committee meetings).

8.                                 BUSINESS OF COMPANY

8.1.                     Conduct of Company’s business

Each Shareholder (insofar as it lawfully can do so) shall exercise its powers in relation to the Company to ensure that:

(a)                                 the Company carries on the Business in a proper and efficient manner in accordance with sound business practice, for the Company’s own benefit and so as to give effect to this Agreement; and

(b)                                 the Company complies with all its obligations under this Agreement and each Company Key Document.

8.2.                       Scope of Company’s Business

Unless the Shareholders otherwise agree in writing, the business of the Company will be limited to the conduct, maintenance and improvement of the Business.

8.3.                       Company Dealings

The Company shall transact all of its business on arm’s length terms unless all the parties concerned are Australian Group Members.

8.4.                       Exclusive

It is agreed:

(a)                                 subject to paragraph (c), that subject to the terms and conditions of the Trademark License Agreement, the Australian Group has the exclusive right to pursue the Business under the Moelis & Company brand in Australia;

(b)                                 subject to paragraph (c), that the Moelis Group shall not (directly or indirectly through other entities) conduct the Business (or any part of the Business) in Australia;

(c)                                  that:

(i)                                     Moelis Group managed funds may make investments in Australia without first offering them to the Australian Group; and

(ii)                                  if the Moelis Group offers a specific project to the Australian Group on particular terms (which terms must be reasonable) and the Australian Group declines to work on that project on those terms, then the Moelis Group may pursue that project in Australia; and

(d)                                 that the Australian Group shall not (directly or indirectly through other entities) conduct the Business (or any part of the Business) outside Australia except:

(i)                                     Australian Group managed funds may make investments outside Australia without first offering them to the Moelis Group; or

(ii)                                  with the prior written approval of Moelis.

9.                               UNDERTAKINGS

9.1.                       Trustee Undertakings

The parties agree that the Trust is an investment trust and not a component of the remuneration of Australian Group employees. However, it is also acknowledged that Moelis has a legitimate interest in the operation of the Trust, due to its substantial shareholding in the Company, and accordingly the following matters are agreed:

(a)                                 (Trust Key Documents) The Trustee must not amend, extend or waive any material provision of the Trust Key Documents without the prior written consent of Moelis (such approval not to be unreasonably withheld or delayed).

(b)                                 (new unitholders of the Trust) The Trustee must obtain the prior written consent of Moelis regarding the identity of Australian Group employees to be offered units in the Trust, and the terms upon which those units are to be offered and issued, including the terms of subscription and the terms of any loan offered by the Trust or any affiliate of the Trust to acquire such units (such consent not to be unreasonably withheld or delayed).

(c)                                  (exiting unitholders of the Trust) The Trustee must consult with Moelis on any material discretion the Trustee proposes to exercise in relation to the terms upon which an Australian Group employee ceases to hold units in the Trust.

(d)                                 (board of the Trustee) The Trustee shall obtain the written consent of Moelis to any changes to the board of the Trustee (such consent not to be unreasonably withheld or delayed).

9.2.                     Moelis Undertakings

(a)                                 (Terms and conditions of Synthetic Management Units)

(i)                                     If it has not already done so, as soon as practicable after the Commencement Date, Moelis shall prepare the pro forma legal documentation required for the offer of Synthetic Management Units under this Agreement and submit it to the Board for approval in accordance with clause 4.3(1)(i).

(ii)                                  The Synthetic Management Units shall be contractual rights issued by an Australian Group Member (or a member of the Moelis Group which has an appropriate back-to-back contractual arrangement with an Australian Group Member) entitling the holder to an amount of cash equal to the distributions and other value to which the recipient would be entitled if it held management units in, and were a management member of, the Moelis Group.

(b)                                 (Initial Synthetic Management Units)

(i)                                     Within 5 Business Days of a written request by the Australian Remuneration Committee to issue Initial Synthetic Management Units, Moelis undertakes to issue, or procure the issue of, such number of units of Synthetic Management Units (“Initial Synthetic Management Units”) in the name(s) of the Australian Group employee(s) contained in such request (each such Australian Group employee, an “Initial SMU Recipient”). Subject to paragraph (ii), there may be one or more such requests up to a maximum of 4,445 Initial Synthetic Management Units.

(ii)                                  If an Initial SMU Recipient forfeits (which includes not vesting or vesting and otherwise being lost under the applicable terms) any Initial Synthetic Management Units, that number of forfeited Initial Synthetic Management Units shall be added back to the number of Initial Synthetic Management Units which are then available for issue upon request by the Australian Remuneration Committee in accordance with paragraph (i) (with any such later recipient of Initial Synthetic Management Units being deemed an Initial SMU Recipient for the purposes of this clause).

(iii)                               Moelis acknowledges that the Moelis Group is not entitled to any further consideration from any person, including an Australian Group Member or Australian Group employee, before issuing, or procuring the issue of, Initial Synthetic Management Units as directed by the Australian Remuneration Committee and that, irrespective of the structure used, the economic cost of the Initial Synthetic Management Units is to be borne by Moelis Group.

(c)                                  (additional Synthetic Management Units)

(i)                                     Within 10 Business Days of a written request by the Australian Remuneration Committee to issue additional Synthetic Management Units, and provided the Board has approved such request pursuant to clause 4.3(1), Moelis undertakes to issue, or procure the issue of, such number of units of Synthetic Management Units in the name(s) of the Australian Group employee(s) contained in such request.

(ii)                                  In consideration for the issuance of such Synthetic Management Units, the Company shall pay to Moelis (or as directed by Moelis), an amount equal to the value of such Synthetic Management Units.

10.                        BUDGETS AND FINANCIAL INFORMATION

10.1.              Annual budgets

(a)                                 At least 90 days before the commencement of each financial year of the Company, the Company shall prepare and submit to the Board of Directors for approval a draft operating budget for the Australian Group for that next financial year. The budget must be on a calendar month basis and must include estimated major items of revenue and capital expenditure and be accompanied by a cash-flow forecast and a balance sheet showing the projected position of the Australian Group as at the end of that next financial year.

(b)                                 The Board shall consider and vote on each budget at least 30 days before the commencement of the financial year to which it relates. The Board may approve a budget with or without amendment, and give conditional or unconditional approval of any item in the budget. Approval of an item in a budget constitutes authority for the appropriate Company executive to undertake all relevant action and incur all approved expenditure in relation to that item subject to compliance with any condition of that approval.

(c)                                  The Company may, if at any time circumstances require it, prepare a revised or supplementary budget and submit it to the Directors for approval at a meeting of the Board convened at least 30 days before the proposed implementation date of the revised or supplementary budget.

10.2.              Financial and other information

The Company shall provide to each Director and Shareholder:

(a)                                 (unaudited management accounts) as soon as practicable (and in any event not later than 14 days) after the end of each calendar month, unaudited management accounts which must include a profit and loss account, balance sheet and cash-flow statement, an analysis of revenues, a review of the budget together with a reconciliation of results with revenue and capital budgets for the corresponding month and (if so required by the Board) a statement of the source and application of funds for that month;

(b)                                 (annual accounts) as soon as practicable (and in any event not later than 30 days) after the end of each of its financial years, copies of the audited balance sheet and profit and loss account of the Company (on a consolidated basis if the Company has Subsidiaries); and

(c)                                  (additional information) any other information the Director or Shareholder may at any time reasonably require in relation to an Australian Group Member (including, without limitation, in the case of a Shareholder, to meet the Shareholder’s financial reporting, taxation or other regulatory requirements).

10.3.                   Accounting principles

The Company shall:

(a)                                 keep books of accounts and make true and complete entries in them of all its dealings and transactions; and

(b)                                 ensure that each balance sheet, statement and account provided under clause 10.2

(i)                                complies with:

(A)                     accounting principles and practices generally accepted in Australia consistently applied, except to the extent disclosed in them; and

(B)                     all applicable laws; and

(ii)                                  gives a true and fair view of its consolidated state of affairs and the result of its consolidated operations, at the date, and for the period ending on the date, to which those statements are prepared.

10.4.     Internal Audit

The Company shall allow the Moelis Group’s internal audit group full and free access to the personnel and records of the Australian Group to conduct any audit or review it considers necessary or appropriate at any time and shall co-operate with conduct of any such audit or review and the implementation of any recommendations that arise from it.

11.                        FINANCING OF COMPANY

11.1.              Use of capital

The subscription money referred to in clause 3.2(a) and any Capital Contribution under clause 3.5 shall be applied by the Company solely for:

(a)                                 the purposes of the Business in accordance with the annual budget approved by the Board in accordance with clause 10.1; and

(b)                                 any other purposes agreed in writing by the Shareholders.

11.2.              No other obligation to provide capital

No Shareholder undertakes to provide any capital (whether debt or equity) to the Company or to give any guarantee or indemnity in respect of any of the Company’s liabilities except as provided in clauses 3.2 and 3.5.

12.                        DISTRIBUTION POLICY

(a)                                 The declaration and amount of any dividend will be at the sole discretion of the Board.

(b)                                 The payment of dividends will be based on the audited annual results of the Company, and will be reviewed annually by the Board.

13.                        DISPOSALS OF SHARES

13.1.              Restrictions on Disposal of Shares

Unless the Shareholders otherwise agree in writing, a Shareholder may not (nor may it attempt to) Dispose of any of its Shares, except:

(a)                                 the transfer, issue or redemption of units in the Trust (subject to clause 9.1); or

(b)                                 as permitted by clause 13.4 or 14.

13.2.              Restrictions on issues of Shares

Unless this Agreement so expressly provides or the Shareholders otherwise agree in writing, the Company may not (nor may it attempt to) issue any shares or other securities (or enter into any agreement or arrangement to issue shares or other securities or which results in a similar economic effect to the issue of shares or other securities).

13.3.              Ineffective transfer or issue

The Shareholders agree, insofar as they may do so, that any purported Disposal or issue which does not comply with this clause 13 in a material respect will be of no force or effect.

13.4.                Moelis restructure

(a)                                 The parties acknowledge that the Moelis Group may be restructured into separate ownership structures for its various business interests, including its holding of A Ordinary Shares.

(b)                                 In order to implement or give effect to such a restructure, Moelis may:

(i)            transfer all of its A Ordinary Shares to another entity ultimately controlled by Mr Ken Moelis (Subco); and

(ii)           by notice in writing to the other parties to this agreement, signed by itself and by Subco, substitute Subco for itself as a party to this Agreement with effect on and from the date specified in such notice.

(c)                                            Upon the giving of a notice under clause 13.4(b)(ii) and with effect from the date specified in the notice:

(i)            Subco shall become a party to this Agreement in place of Moelis;

(ii)           Subco shall succeed to the past, present and future rights and benefits and assume the past, present and future obligations and liabilities of Moelis under and in connection with this Agreement as if it had been named as a party to this Agreement in place of Moelis;

(iii)          Moelis shall be unconditionally and irrevocably released from all of its obligations under this Agreement (whether arising before or after the date of such notice); and

(iv)          references to Moelis in this Agreement shall be taken to be references to Subco.

14.                        ACQUISITION OF MOELIS BY COMPETITOR

If any member of the Moelis Group or any person or entity that controls the Moelis Group enters into a definitive agreement, whether or not subject to conditions (Definitive Agreement) that, when completed, will result in the Company or the A Ordinary Shares directly or indirectly coming under the control of an entity (Acquirer) which is not controlled by Mr Ken Moelis and which is a competitor of the Business or which is an Affiliate of, or acting in concert with, such a competitor, then:

(a)           Moelis must notify the Trustee of the date of execution of the Definitive Agreement (DA Execution Date) immediately following execution;

(b)           Following such DA Execution Date, Trustee may elect to offer to buy all (but not less than all) Moelis’ shares in the Company by notice in writing (Offer Notice) given within 6 months of the DA Execution Date, at a price (Acquisition Price) stated by Trustee in the Offer Notice. The Offer Notice will constitute a binding offer to purchase or sell the shares on such terms.

(c)           Within 1 month of the date of receiving an Offer Notice, Moelis must elect by notice in writing to the Trustee to either:

(i)                                     sell its shares in the Company to Trustee; or

(ii)                                  acquire the Trustee’s shares in the Company,

in either case at the Acquisition Price stated in the Offer Notice. If no election is made, it will be deemed to have elected (i) above upon the expiry of that 1 month period.

(d)                                 Completion of the sale or acquisition under paragraph (c) above shall be contingent upon the completion of the transaction contemplated by the Definitive Agreement but otherwise shall occur within 2 weeks (or such longer period as required under applicable regulatory laws) of the later of the election (or deemed election) under paragraph (c) or the date of completion of the transaction contemplated by the Definitive Agreement, at which time:

(i)            the consideration shall be paid in immediately available funds;

(ii)           share transfers shall be delivered free and clear of any encumbrances or adverse claims; and

(iii)          other normal completion matters such as changes to directors shall be effected.

(e)                                  If the Trustee is the purchaser of the shares in the Company under this clause:

(i)            it shall procure that each Australian Group Member ceases to use the Moelis name and trademark upon such completion under paragraph (d);

(ii)           any other agreements between the Moelis Group and any Australian Group Member shall terminate upon such completion.

(f)                                   The parties shall take all reasonable steps to ensure that there is no effect on clients and that any client communications are agreed in advance.

(g)                                  The Trustee may provide information concerning the Australian Group to a provider of finance or potential provider of finance provided this is done subject to normal confidentiality obligations.

15.                          CONFIDENTIALITY

15.1.                Confidential Information not to be disclosed

Each party (a Disclosing Party) undertakes that it will not:

(a)                                 use Confidential Information of any other party;

(b)                                 disclose that information to any person;

(c)                                  allow or make it possible for any person to observe that information;

(d)                                 disclose the terms of this Agreement to any person who is not a party to it,

except:

(e)                                  for the purpose for which the Confidential Information was given to the Disclosing Party;

(i)                                     with the prior approval of the party whose Confidential Information it is; or

(ii)                                  as permitted by this clause.

15.2.              Permitted disclosure

Subject to clause 15.3, a Disclosing Party may disclose Confidential Information of another party:

(a)                                 (Affiliate) to any Affiliate of the Disclosing Party if necessary for the reporting purposes within the relevant group of companies;

(b)                                 (employees) to employees, officers and agents of the Disclosing Party whose duties in relation to the Disclosing Party require the disclosure;

(c)                                  (purchasers) to genuine potential purchasers or assignees of shares in the Disclosing Party or in an Affiliate of the Disclosing Party;

(d)                                 (lenders) to a bank, financial institution or other funder or investor (and its professional advisers) in connection with any loan or other financial accommodation sought to be arranged by the Disclosing Party or an Affiliate of the Disclosing Party for purposes directly relating to its investment in the Company (including in relation to any offer by one Shareholder to buy the other Shareholder’s shares in the Company in accordance with clause 14);

(e)                                  (professional advisers) to professional advisers (including legal advisers) and consultants of the Disclosing Party whose duties in relation to the Disclosing Party require the disclosure; and

(f)                                   (compulsory disclosure) if and to the extent required, including in relation to any proposed prospectus, under any legal requirement, or under the rules or regulations of any recognized stock exchange, which are applicable to the Disclosing Party or an Affiliate of the Disclosing Party but only after the Disclosing Party has consulted with the other party.

15.3.              Conditions to disclosure

(a)                                 Any disclosure under clauses 15.2(a), 15.2(c), and 15.2(d) (other than a disclosure in good faith to the legal advisers of the Disclosing Party) may only be made if the person to whom disclosure is to be made is informed of the confidential nature of the information and required to respect that confidentiality.

(b)                                 Each Disclosing Party shall use its best endeavours to procure that each of its employees, officers or agents to whom Confidential Information is or has been disclosed or by whom that information has been observed (each of whom is in this paragraph (b) referred to as a Disclosee) will not improperly disclose or improperly use any of that information contrary to the requirements of this clause 15, either during or after the termination of the Disclosee’s employment, office or agency with the Disclosing Party. Any breach by a Disclosee of confidentiality in relation to Confidential Information will be deemed to be a breach by that Disclosing Party of that undertaking or obligation.

(c)                                  Any disclosure under clause 15.2(c) or 15.2(d) may only be made for the purposes of satisfying the person to whom disclosure is made as to the value and commercial viability of the proposed investment, loan or financial accommodation.

15.4.              Public statements concerning the Company

(a)                                 Without prejudice to clause 4.2(c)(i), the Shareholders shall use their reasonable endeavours to agree the wording and timing of all public announcements and statements by all or any of them relating to the Business or the Company before the relevant announcement or statement is made.

(b)                                 If agreement cannot be reached by the time any announcement or statement must be made, the Shareholder in question may make the relevant announcement or statement, but it may not disclose more than the minimum information that it is compelled to disclose.

(c)                                  Copies of any public announcement or statement must be given by the Shareholder making that announcement or statement to the other Shareholder in the most expeditious manner reasonably available.

(d)                                 The Company may not make any public announcement or statement concerning this Agreement or the activities under it without the prior approval of the Board.

15.5.              Treatment of information and communications by former Shareholder

If a Shareholder transfers all its Shares and ceases to be a Shareholder (other than in the circumstances contemplated by clause 13.4) the following provisions apply.

(a)                                 If any Confidential Information of that Shareholder is being used for the purposes of (or is otherwise necessary for) the Business, that Shareholder shall grant a royalty free licence to the Company under which the Company may continue to use that Confidential Information for the term of one year solely for the purposes of conducting the Business.

(b)                                 The Shareholder shall destroy any copies of, or other documents disclosing, Confidential Information of another party in its possession or under its control except to the extent that they are required by law to be retained by the Shareholder.

(c)                                  The Shareholder will have no rights or interest in, to or in respect of, and may not make further use or disclose, any Confidential Information of any other party.

16.                        REPRESENTATIONS AND WARRANTIES

Each party represents to each other party (except as expressly disclosed in this Agreement or consented to by the other party) each of the following statements is true as at the date of this Agreement and as at the Commencement Date:

(a)                                 (status) It is a corporation (in the case of the Trustee) or limited liability company (in the case of Moelis) duly incorporated or formed (as the case may be) and validly existing under the laws of the place of its incorporation or formation (as the case may be).

(b)                                 (power) It has the power to enter into and perform its obligations under each Transaction Document to which it is expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

(c)                                  (corporate authorisations) It has taken all necessary action to authorise the entry into and performance of each Transaction Document to which it is expressed to be a party and to carry out the transactions contemplated by those documents.

(d)                                 (documents binding) Each Transaction Document to which it is expressed to be a party is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration.

(e)                                  (transactions permitted) The execution and performance by it of each other Transaction Document to which it is expressed to be a party and each transaction contemplated under those documents did not and will not violate in any respect a provision of:

(i)                                     a law or treaty or a judgment, ruling, order or decree of a government or governmental authority or agency binding on it;

(ii)                                  its memorandum or articles of association or other constituent documents; or

(iii)                               any other document or agreement which is binding on it or its assets.

17.                        OPERATION OF AGREEMENT

17.1.              Shareholders Agreement to override Constitution

If there is any inconsistency between this Agreement and the Constitution, the Shareholders will use their rights as Shareholders so as to achieve the position agreed under this Agreement including by amending the Constitution.

17.2.              Agreements provision may be included in Constitution

If it is necessary to include a provision in the Constitution to ensure that a provision of this Agreement is effective in accordance with its terms, the Shareholders shall procure the necessary amendment of the Constitution.

17.3.              Shareholders to observe and implement Agreement

Each Shareholder undertakes with each other Shareholder and the Company to:

(a)                                 exercise all its votes, powers and rights under the Constitution so as to give full force and effect to the provisions and intentions of this Agreement;

(b)                                 observe and comply fully and promptly with the provisions of this Agreement and the Constitution; and

(c)                                  exercise all its votes, powers and rights in relation to the Company so as to ensure that the Company fully and promptly observes, complies with and gives effect to the requirements and intentions of this Agreement and the Constitution.

The obligations in this clause 17.3 include (where applicable and to the extent permitted by law) procuring any Director appointed by it to exercise his or her powers to give effect to this Agreement and the Constitution.

17.4.              Company to observe and implement Agreement

The Company shall do all things necessary or desirable to give effect to this Agreement.

18.                        RELATIONSHIP OF THE SHAREHOLDERS

18.1.              No partnership

Neither this Agreement nor the Constitution shall be interpreted as constituting:

(a)                                 the relationship of the Shareholders as a partnership, quasi-partnership, association or any other relationship in which one or more of the Shareholders may (except as specifically provided for in this Agreement) be liable generally for the acts or omissions of any other Shareholder; or

(b)                                 any Shareholder as the general agent or representative of any other Shareholder or of the Company.

In particular, but without limitation, no Shareholder has the authority to pledge or purport to pledge the credit of any other Shareholder or the Company or to make or give (or purport to make or give) any representations, warranties or undertakings for or on behalf of any other Shareholder or the Company.

19.                        DURATION AND TERMINATION

19.1.              Term

This Agreement continues in full force and effect until:

(a)                                 terminated by written agreement between the Shareholders; or

(b)                                 any Shareholder holds all the issued Shares.

19.2.              Termination not to affect certain provisions

The termination of this Agreement however caused or the ceasing by any Shareholder to hold any Shares:

(a)                                 will be without prejudice to any obligations of the parties which has accrued prior to that termination or cessation and which remain unsatisfied; and

(b)                                 will not affect any provision of this Agreement which is expressed to come into effect on, or to continue in effect after, that termination or cessation.

20.                        ASSIGNMENT

Subject to clause 13.4, a party shall not Dispose of any of its rights under this Agreement otherwise than in connection with a permitted transfer of or charge over Shares in accordance with this Agreement.

21.                        CAPACITY OF TRUSTEE

(a)                                 The Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity.

(b)                                 A liability arising under or in connection with this Agreement can be enforced against the Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Trustee is actually indemnified for the liability.

(c)                                  The limitation of the Trustee’s liability under this clause 21:

(i)                                     applies despite any other provision of this Agreement (other than paragraph (e) below); and

(ii)                                  extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

(d)                                 The parties may not sue the Trustee in any capacity other than as trustee of the Trust, including seeking the appointment of a receiver (except in relation to property of the Trust), liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to property of the Trust).

(e)                                  The provisions of this clause 21 will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied:

(i)            because under the Constitution for the Trust or by operation of law there is a reduction in the extent of the Trustee’s indemnification out of the assets of the Trust, as a result of the Trustee’s fraud, negligence or breach of trust; or

(ii)           as a result of the Trustee Disposing of any of its B Ordinary Shares in breach of this Agreement.

(f)                                   No act or omission of the Trustee (including any related failure to satisfy its obligations under the Constitution of the Trust) will be considered fraud, negligence or breach of trust of the Trustee for the purpose of clause (e) above to the extent to which the act or omission was caused or contributed to by any failure by any other person to fulfil its obligations relating to the Trust or by any other act or omission of any other person.

(g)                                  No attorney, agent, receiver or receiver and manager appointed by any party has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Trustee.

(h)                                 The Trustee is not obliged to enter into any commitment or obligation under this Agreement unless the Trustee’s liability is limited in accordance with paragraphs (a) (b) and (c) above.

22.                        NOTICES

Any notice given under this Agreement:

(a)                                 must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

Moelis

Attention:                                         Mr Peter R. Vogelsang

Fax/Email:                                   peter.vogelsang@moelis.com

Magic TT Pty Ltd

Attention:                                         Mr Andrew Pridham

Fax/Email:                                   61 2 8288 5550/andrew.pridham@moelis.com

Moelis Australia Holdings Pty Ltd

Attention:                                         Mr David Miles

Fax/Email:                                   61 2 8288 5550/david.miles@moelis.com

(b)                                 must be signed by an Authorised Officer of the sender,

(c)                                  will be taken to have been given when delivered, received or left at the above address. If delivery or receipt occurs on a day when business is not generally carried on in the place to which the notice is sent, or is later than 4pm (local time), it will be taken to have been duly given at the commencement of business on the next day when business is generally carried on in that place.

23.                          FURTHER ASSURANCES

Each party shall take all steps, execute all documents and do everything reasonably required by any other party to give effect to any of the transactions contemplated by this Agreement.

24.                          ENTIRE AGREEMENT

The Transaction Documents contain the entire agreement of the parties with respect to their subject matter. They set out the only conduct relied on by the parties and supersede all earlier conduct by the parties with respect to their subject matter.

25.                          AMENDMENT

This Agreement may be amended only by another agreement executed by all of the parties to this Agreement.

26.                          NO WAIVER

No failure to exercise and no delay in exercising any right, power or remedy under this Agreement will operate as a waiver. Nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

27.                          REMEDIES CUMULATIVE

The rights, powers and remedies provided to a party in this Agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity or any agreement.

28.                          SEVERANCE

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

29.                          COSTS AND STAMP DUTY

Each Shareholder shall bear its own costs arising out of the negotiation, preparation and execution of this Agreement. The legal and other costs of establishing the Company shall be borne by the Company. Subject to any provision to the contrary in this Agreement, all stamp duty (including fines, penalties and interest) which may be payable on this Agreement, any instrument executed under this Agreement other than any share transfer, and in respect of a transaction evidenced by this Agreement shall be borne by equally by the Shareholders.

30.                          GOVERNING LAW

This Agreement is governed by the laws of New South Wales.

31.                          JURISDICTION

31.1.                Jurisdiction

With respect to any legal action or proceedings which may be brought with respect to this Agreement or any transaction contemplated by this Agreement (each, a Relevant Action), each party irrevocably:

(a)                                 submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales in connection with matters concerning this Agreement; and

(b)                                 waives any objection it may have now or in the future to the venue and any claim it may have now or in the future that the Relevant Action has been brought in an inconvenient forum.

32.                          COUNTERPARTS

This Agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument.

SCHEDULE 1

DEFINITIONS AND INTERPRETATIVE PROVISIONS

1.                                 DEFINITIONS

The following definitions apply unless the context requires otherwise.

A Ordinary Share means an A class ordinary share in the capital of the Company.

A Shareholder means a person who holds an A Ordinary Share.

Acquirer has the meaning given in clause 14.

Acquisition Price has the meaning given in clause 14(a).

Affiliate, in relation to an entity, means any entity that controls, is controlled by, or is under common control with the first-mentioned entity.

Annual Bonus Pool Limit has the meaning given in clause 4.5(c).

Auditors means the auditors of the Company.

Australian Executive Committee means the committee formed in accordance with clause 5.

Australian Group means:

(a)                                 the Company; and

(b)                                 each Subsidiary of the Company.

Australian Group Member means each corporation, trust or other entity which is a member of the Australian Group.

Australian Remuneration Committee means the committee formed in accordance with clause 7.

Authorisation includes any consent, authorisation, registration, filing, lodgment, permit, franchise, agreement, notarisation, certificate, permission, licence, approval, direction, declaration, authority or exemption from, by or with any government or any governmental, semi-governmental or judicial entity or authority (including any self-regulatory organisation established under statute or any stock exchange).

B Ordinary Share means a B class ordinary share in the capital of the Company.

B Shareholder means a person who holds a B Ordinary Share.

Board means the Directors of the Company or those of them who are present at a meeting of the Directors at which there is a quorum.

Board Sub-Committee has the meaning given in clause 4.4.

Budget means the budget as approved by the Board and in force from time to time.

Business means:

(a)                                 the business of investment banking in Australia, including corporate finance, mergers and acquisitions, restructuring advisory, capital markets, research publication and securities sales and trading; and

(b)                                 any other business activities agreed in writing by the Shareholders.

Business Day means a week day on which banks are open in Sydney, Australia.

Capital Contribution has the meaning given in clause 3.5(a).

Commencement Date means the date of this Agreement.

Company means the company referred to in Recitals and, where appropriate, includes:

(a)                                 each Australian Group Member;

(b)                                 the Australian Group on a consolidated basis.

Company Key Documents means:

(a)                                 the Constitution;

(b)                                 the Subsidiary Constitutions;

(c)                                  the Services Agreement;

(d)                                 the Trademark License Agreement;

(e)                                  the Key Employment Contracts;

(f)                                   the Deeds of Indemnity; and

(g)                                  such other documents as the Shareholders may agree in writing are Company Key Documents for the purposes of this Agreement;

Confidential Information means all information of a Shareholder or the Company (the Relevant Party) which is regarded by the Relevant Party as confidential to it, including information relating to technology, processes, products, specifications, inventions or designs used or developed by the Relevant Party, trade secrets and know-how and information of a commercially sensitive nature. Confidential Information does not include information which:

(a)                                 at the time of the first disclosure to or observation by the other party, was already in the lawful possession of that party;

(b)                                 is in or comes into the public domain otherwise than by disclosure in breach of this Agreement; or

(c)                                  becomes available to the other party from any other source provided it was not acquired directly or indirectly from the Relevant Party.

Constitution means the constitution in the form agreed and initialled by the parties to be adopted by the Company on or as soon as practicable after the Commencement Date.

Deeds of Indemnity means deeds of indemnity in the form agreed and initialled by the parties to be entered into on or as soon as practicable after the Commencement Date between the Company and each Director.

Director means a person appointed to the office of Director of the Company and includes any alternate Director duly appointed and acting as a Director.

Disclosing Party has the meaning given in clause 15.1.

Dispose in relation to a person and any property means to sell, transfer, assign, create a Security Interest over, declare oneself a trustee of or part with the benefit of or otherwise dispose of that property (or any interest in it or any part of it) whether done before, on or after the person obtains any interest in the property including, without limitation, in relation to a Share, to enter into a transaction in relation to the Share (or any interest in the Share) which results in a person other than the registered holder of the Share:

(a)                                 acquiring or having any equitable or beneficial interest in the Share, including, without limitation, an equitable interest arising under a declaration of trust, an agreement for sale and purchase or an option agreement or an agreement creating a charge or other Security Interest over the Share; or

(b)                                 acquiring or having any right to receive directly or indirectly any dividends or other distribution or proceeds of disposal payable in respect of the Share or any right to receive an amount calculated by reference to any of them; or

(c)                                  acquiring or having any rights of pre-emption, first refusal or other direct or indirect control over the disposal of the Share; or

(d)                                 acquiring or having any rights of direct or indirect control over the exercise of any voting rights or rights to appoint Directors attaching to the Share; or

(e)                                  otherwise acquiring or having legal or equitable rights against the registered holder of the Share (or against a person who directly or indirectly controls the affairs of the registered holder of the Shares) which have the effect of placing the other person in substantially the same position as if the person had acquired a legal or equitable interest in the Share itself, but excludes a transaction:

(i)                                     permitted by this Agreement; or

(ii)                                  to which each other Shareholder has consenting in writing.

Dividend includes a bonus or other distribution in kind or in cash.

Effective Date has the meaning given in clause 2.2, or any other day the Shareholders agree in writing is the Effective Date.

Governmental Agency means a government or a governmental, semi-governmental or judicial entity or authority. It also includes a self-regulatory organisation established under statute or a securities exchange.

Initial Synthetic Management Units has the meaning given in clause 9.2(b).

Key Executive means Mr Andrew Pridham or any successor in that role.

Key Employment Contracts means employment contracts in the form agreed and initialled by the parties to be entered into on or as soon as practicable after the Commencement Date between an Australian Group Member and each of:

(a)                                           Andrew Pridham; and

(b)                                           John Steinthal.

Moelis means, subject to clause 13.4, the Shareholder referred to by that name on page 1.

Moelis Group means Moelis and its Affiliates (other than the Australian Group Members).

Moelis Group Member means each corporation, trust or other entity which is a member of the Moelis Group.

Moelis Holdings means Moelis & Company Holdings LLC, a Delaware Limited Liability Company of 5th Floor, 399 Park Avenue, New York, NY 10022, USA.

Party means each of Moelis, the Trustee and the Company.

Retained Annual Bonus has the meaning given in clause 4.5(e)(i).

Security Interest means an interest or power:

(a)                                 reserved in or over any interest in any asset including, without limitation, any retention of title; or

(b)                                 created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power by way of security for the payment of debt or any other monetary obligation or the enforcement of any other obligation and whether or not existing or agreed to be granted or created.

Services Agreement means the agreement of that name in the form agreed and initialled by the parties to be entered into on or as soon as practicable after the Commencement Date between the Company and Moelis Holdings in respect of the provision of certain services by Moelis Holdings to the Australian Group.

Share means an A Ordinary Share or a B Ordinary Share.

Shareholder means each of Moelis and the Trustee.

Shareholder Representative means:

(a)                                 in the case of the Trustee, the person who is, from time to time, the Key Executive under the Shareholders Agreement; and

(b)                                 in the case of Moelis, Mr Ken Moelis or such other senior executive of the Moelis Group as Moelis may notify to the Trustee in writing from time to time to be its Shareholder Representative for the purposes of this Agreement.

Subco has the meaning given in clause 13.4(b)(i).

Subsidiary has the meaning given in the Corporations Act but so that:

(a)                                 an entity will also be deemed to be a Subsidiary of a company if it is controlled, directly or indirectly, by that company (expressions used in this paragraph have the meanings given for the purposes of parts 3.6 and 3.7 of the Corporations Act);

(b)                                 a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and

(c)                                  a corporation or trust may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

Subsidiary Constitution means the constitution in the form agreed and initialled by the parties to be adopted by each Subsidiary of the Company on or as soon as practicable after the Commencement Date.

Synthetic Management Units has the meaning given in clause 9.2(a)(ii).

Trademark License Agreement means the licensing agreement in the form agreed and initialled by the parties to be entered into on or as soon as practicable after the Commencement Date between the Company and Moelis Holdings in respect of the use by the Australian Group of the “Moelis & Company” trademark.

Transaction Documents means this Agreement, the Company Key Documents and the Trust Key Documents.

Trust means the Magic Trust (Moelis Australia Group Investment Company Trust).

Trust Deed means the trust deed in the form agreed and initialled by the parties to be adopted by the Trustee on or as soon as practicable after the Commencement Date.

Trust Key Documents means:

(a)                                 the Trust Deed;

(b)                                 the Trustee Constitution; and

(c)                                  such other documents as the Shareholders may agree in writing are Trust Key Documents for the purposes of this Agreement;

Trustee means the Shareholder referred to by that name on page 1 acting in its capacity as the trustee of the Trust.

Trustee Constitution means the constitution in the form agreed and initialled by the parties to be adopted by the Trustee on or as soon as practicable after the Commencement Date.

1.2.                            Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)                                 The singular includes the plural and conversely.

(b)                                 A gender includes all genders.

(c)                                  If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)                                 A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)                                  A reference to a clause or schedule is a reference to a clause of or a schedule to this Agreement.

(f)                                   A reference to any agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

(g)                                  A reference to any party to this Agreement or another agreement or document includes the party’s successors, permitted substitutes and assigns (and, where applicable, the party’s legal personal representatives).

(h)                                 A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)                                     A reference to conduct includes, without limitation, an omission, statement and undertaking, whether or not in writing.

(j)                                    A reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement whether or not in writing and a reference to a document includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.

(k)                                 A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(1)                                 Where this Agreement requires a matter to be agreed or a consent or approval to be given to a matter and does not specify that the agreement, consent or approval is to be recorded in writing, that agreement, consent or approval may be given by email or other electronic communication.

(m)                             A reference to any professional body includes the successors of that body.

(n)                                 Words and expressions having a particular meaning in the Corporations Act have that meaning in this Agreement.

(o)                                 A reference to dollars and A$ is to Australian currency.

(p)                                 Accounting and financial terms have the meanings commonly given to them in accordance with accounting principles generally accepted in Australia.

1.3.                     Incorporation of schedules

Each schedule to this Agreement is incorporated by reference in this Agreement but if there is any inconsistency between any schedule and any provision of this Agreement, the provision of this Agreement prevails to the extent of the inconsistency.

1.4.                     Consents or Approvals

If the doing of any act, matter or thing under this Agreement is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion.

EXECUTED as an AGREEMENT

Each attorney executing this Agreement states that he has no notice of revocation or suspension of his power of attorney.

SIGNED on behalf of Moelis & Company	)
International Holdings LLC by its duly	)
authorised representatives in the presence	)
of	)

Signature of representative		Signature of representative

Name of representative (print)		Name of representative (print)

SIGNED on behalf of Magic TT Pty Ltd	)
in its capacity as Trustee of the Magic	)
Trust by its duly authorised	)
representative in the presence of	)

Signature of representative		Signature of representative

Name of representative (print)		Name of representative (print)

SIGNED on behalf of Moelis Australia	)
Holdings Pty Ltd by its duly authorised	)
representative in the presence of	)
)

Signature of representative		Signature of representative

Name of representative (print)		Name of representative (print)